Exhibit 10.3
FORM OF
2006 LONG TERM INCENTIVE PLAN
INCENTIVE STOCK OPTION - EMPLOYEE

Name: ___________________________________________
No. of Option Shares: ______________________________
Option Exercise Price per Share: $ _____________________
Date of Grant: _____________________________________
Scheduled Termination Date: _________________________

You are hereby granted an option, effective as of the date hereof (the “Date of Grant”), to purchase • shares of Class A Common Stock (the “Common Stock”), no par value, of Numerex Corp. (the “Company”) at a price of $ • per share pursuant to the Company’s 2006 Long-Term Incentive Plan (as amended from time to time, the “Plan”).

Your option may first be exercised on and after one year from the Date of Grant, but not before that time. On and after one year and prior to two years from the Date of Grant, your option may be exercised for up to 25% of the total number of shares subject to the option minus the number of shares previously purchased by exercise of the option (as adjusted for any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Administrator deems in its sole discretion to be similar circumstances). Each succeeding year thereafter, your option may be exercised for up to an additional 25% of the total number of shares subject to the option minus the number of shares previously purchased by exercise of the option (as adjusted for any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Administrator deems in its sole discretion to be similar circumstances). Thus, this option is fully exercisable on and after 4 years after the date of grant, except if terminated earlier as provided herein. No fractional shares shall be issued or delivered. This option shall terminate and is not exercisable after ten years from the date of its grant (the “Scheduled Termination Date”), except if terminated earlier as hereafter provided.

In the event of a “change of control” (as hereafter defined) of the Company, your option may, from and after the date of the change of control, and notwithstanding the foregoing paragraph, be exercised for up to 100% of the total number of shares then subject to the option minus the number of shares previously purchased upon exercise of the option (as adjusted for stock dividends, stock splits, combinations of shares and what the Administrator deems in its sole discretion to be similar circumstances). A “change of control” means a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that without limitation, a Change of Control shall be deemed to have occurred if:

1.  after the date hereof, any person, excluding employee benefit plans of the Company, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities, provided, however, that such an acquisition of beneficial ownership representing between twenty percent (20%) and forty percent (40%), inclusive, of such voting power shall not be considered a change of control if the Board approves such acquisition either prior to or immediately after its occurrence;

2.  the Company consummates a merger, consolidation, share exchange, or other reorganization or transaction of the Company (a “Fundamental Transaction”) with any other corporation, other than a Fundamental Transaction that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty-one percent (51%) of the combined voting power immediately after such Fundamental Transaction of (x) the Company’s outstanding securities or (y) the surviving entity’s outstanding securities;

3.  the shareholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s assets; or

4.  as a result of a proxy contest, individuals who prior to the conclusion thereof constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s shareholders in connection with such proxy contest was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors prior to such proxy contest) cease to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied).

Notwithstanding anything to the contrary herein, a divestiture or spin-off of a Company subsidiary corporation shall not by itself constitute a “change of control.”

You may exercise your option by giving written notice to the Secretary of the Company on forms supplied by the Company at its then principal executive office, accompanied by payment of the option price for the total number of shares you specify that you wish to purchase. The payment may be in any of the following forms: (a) cash, which may be evidenced by a check; (b) (unless prohibited by the Administrator) certificates representing shares of Common Stock of the Company, which will be valued by the Secretary of the Company at the fair market value per share of the Company’s Common Stock (as determined in accordance with the Plan) on the date of delivery of such certificates to the Company, accompanied by an assignment of the stock to the Company; (c) (unless prohibited by the Administrator) any combination of cash and Common Stock of the Company valued as provided in clause (b); or (d) delivery to the Company of a properly executed exercise notice and irrevocable instructions to a registered securities broker promptly to deliver to the Company cash equal to the option price for that portion of the option being exercised. Any assignment of stock shall be in a form and substance satisfactory to the Secretary of the Company, including guarantees of signature(s) and payment of all transfer taxes if the Secretary deems such guarantees necessary or desirable.

Your option will, to the extent not previously exercised by you, terminate three months after the date on which your employment by the Company or a Company subsidiary corporation is terminated (whether such termination is voluntary or involuntary) other than by reason of disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, or death. After the date your employment is terminated, you may exercise this option only for the number of shares that you had a right to purchase and did not purchase on the date your employment terminated. If you are employed by a Company subsidiary corporation, your employment shall be deemed to have terminated on the date your employer ceases to be a Company subsidiary corporation, unless you are on that date transferred to the Company or another Company subsidiary corporation. Your employment shall not be deemed to have terminated if you are transferred from the Company to a Company subsidiary corporation, or vice versa, or from one Company subsidiary corporation to another Company subsidiary corporation.

Upon your death during employment by the Company or a Company subsidiary corporation, your executor or administrator, as the case may be, may, at anytime within one year after the date of your death (but in no event later than the Scheduled Termination Date), exercise the option as to any shares which you had a right to purchase and did not purchase during your lifetime. If your employment with the Company or a Company parent or subsidiary corporation is terminated by reason of your becoming disabled (within the meaning of Section 22(e)(3) of the Code and the regulations thereunder), you or your legal guardian or custodian may at any time within one year after the date of such termination (but in no event later than the Scheduled Termination Date), exercise the option as to any shares which you had a right to purchase and did not purchase prior to such termination. Your executor, administrator, guardian or custodian must present proof of his authority satisfactory to the Company prior to being allowed to exercise this option.

In the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Administrator deems in its sole discretion to be similar circumstances, the number and kind of shares subject to this option and the option price of such shares shall be appropriately adjusted in a manner to be determined in the sole discretion of the Administrator.

This option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you, including, for this purpose, your legal guardian or custodian in the event of disability. Until the option price has been paid in full pursuant to due exercise of this option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Company. The Company reserves the right not to deliver to you the shares purchased by virtue of the exercise of this option during any period of time in which the Company deems, in its sole discretion, that such delivery would violate a federal, state, local or securities exchange rule, regulation or law.

Notwithstanding anything to the contrary contained herein, this option is not exercisable until all the following events occur and during the following periods of time:

(a)  Until the Plan pursuant to which this option is granted is approved by the shareholders of the Company in the manner prescribed by the Code and the regulations thereunder;

(b)  Until this option and the optioned shares are approved and/or registered with such federal, state and local regulatory bodies or agencies and securities exchanges as the Company may deem necessary or desirable; or

(c)  During any period of time in which the Company deems that the exercisability of this option, the offer to sell the shares optioned hereunder, or the sale thereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue or sell.

It is the intention of the Company and you that this option shall, if possible, be an “Incentive Stock Option” as that term is used in Section 422 of the Code and the regulations thereunder; provided, however, that to the extent that, during any calendar year, the option becomes exercisable for the first time with respect to shares of Common Stock having an aggregate fair market value in excess of the limit imposed by Section 422(d) of the Code, (i) the option shall be treated as a nonqualified stock option and not as an incentive stock option to the extent required by Section 422(d) of the Code, and (ii) upon any exercise of the option, you shall be required to designate the extent to which, if any, the exercise of the option is with respect that portion of the option that is a nonqualified stock option pursuant to the preceding clause (i). If, as of the same date, you exercise the option with respect to a portion of the option that is an incentive stock option and with respect to a portion of the option that is a nonqualified stock option, the Company shall issue separate certificates to you representing (A) those shares of Common Stock that were acquired pursuant to the exercise of an incentive stock option (which shares shall be identified on the Company's stock transfer records as such), and (B) those shares that were acquired pursuant to the exercise of a nonqualified stock option.

You hereby agree to notify the Company in writing within 30 days after the date of any disposition of shares of Common Stock acquired upon exercise of the option within two (2) years after the Date of Grant or within one (1) year after such shares were transferred to you, which notice shall state the number of shares sold or transferred, the date the shares were sold or transferred, and the sale price.

Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to you at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

The Company’s obligation to issue or deliver shares of Common Stock upon the exercise of the option shall be subject to the satisfaction of any applicable federal, state and local tax withholding requirements. You may satisfy any such withholding obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares otherwise issuable to you upon exercise of the option; or (c) delivering to the Company already-owned and unencumbered shares of Common Stock. Shares of Common Stock that are withheld or delivered to satisfy applicable withholding taxes shall be valued at their Fair Market Value on the date the withholding tax obligation arises, and in no event shall the aggregate Fair Market Value of the shares of Common Stock withheld and/or delivered exceed the minimum amount of taxes required to be withheld in connection with exercise of the option.

Neither the grant of the Option evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company to employ or retain you for any period.

This option shall be subject to the terms of the Plan in effect on the date this option is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this option and the terms of the Plan in effect on the date of this option, the terms of the Plan shall govern. This option constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, modification or waiver of this option, in whole or in part, shall be binding upon the Company unless in writing and signed by the President of the Company. This option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

Please sign the copy of this option and return it to the Company’s Secretary, thereby indicating your understanding of and agreement with its terms and conditions.

                                NUMEREX CORP.

                             _____________________
                                By:  Alan B. Catherall
                                Chief Financial Officer

I hereby acknowledge receipt of a copy of the foregoing stock option and, having read it hereby signify my understanding of, and my agreement with, its terms and conditions.

_____________________________
(Signature) (Date)

Address:

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